DEFA 14A

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

Filed by the Registrant [X]

Filed by a Party other than the [_]

Registrant

Check the appropriate box:

[_]       Preliminary Proxy Statement

[_]       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_]       Definitive Proxy Statement

[X]       Definitive Additional Materials

[_]       Soliciting Materials under Rule 14a-12

BNY Mellon Alcentra Global Multi-Strategy Credit Fund, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]       No fee required.

[_]       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4) Proposed maximum aggregate value of transaction:

(5) Total Fee Paid:

[_]       Fee paid previously with preliminary materials.

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously.

Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

BNY MELLON ALCENTRA GLOBAL MULTI-STRATEGY CREDIT FUND, INC.

SUPPLEMENT DATED JANUARY 31, 2023 TO JOINT PROXY STATEMENT DATED AUGUST 26, 2022 ("Proxy Statement")

****

SUPPLEMENT DATED JANUARY 31, 2023 TO OFFER TO PURCHASE

Up to 2.5% of the Issued and Outstanding Shares of Common Stock

of

BNY Mellon Alcentra Global Multi-Strategy Credit Fund, Inc.

at

Net Asset Value Per Share

by

BNY Mellon Alcentra Global Multi-Strategy Credit Fund, Inc.

in Exchange for Cash

("January 18, 2023 Offer to Purchase")

The following information supersedes and replaces any contrary information in the "Information about the Funds' Primary Portfolio Managers" section of the Proxy Statement and supplements any information provided in the "Additional Information" section of the January 18, 2023 Offer to Purchase:

On January 31, 2023, the Fund announced that the Fund's portfolio management team consisted of Chris Barris, Brandon Chao and Kevin Cronk. Mr. Jonathan DeSimone no longer serves as a primary portfolio manager of the Fund. BNYM Investment Adviser will continue to serve as the Fund's investment adviser, and Alcentra NY, LLC will continue to serve as the Fund's sub-adviser. The investment strategies of the Fund are not changing as a result of the change.

In addition, a "key person event" (as that term is defined in the Fund's initial public offering prospectus, as supplemented, and further revised) will be triggered if any one of Chris Barris, Brandon Chao or Kevin Cronk depart Alcentra or cease to manage/supervise the affairs of the Fund during the life of the Fund.